                                                               Exhibit (a)(1)(C)

                         Notice of Guaranteed Delivery
                                      for
                        Tender of Shares of Common Stock
                                       of
                              BeautiControl, Inc.


  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
    CITY TIME, ON TUESDAY, OCTOBER 17, 2000 UNLESS THE OFFER IS EXTENDED


   This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, $.10 par value per share (the "Shares"), of BeautiControl, Inc., a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, facsimile transmission, or mail to the Depositary. See
Section 3 of the Offer to Purchase, dated September 20, 2000 (the "Offer to Purchase").

                        The Depositary for the Offer is:

                    ChaseMellon Shareholder Services, L.L.C.

                                                                 By Facsimile
      By Mail;            By Hand:          By Overnight;        Transmission:

   Reorganization       Reorganization      Reorganization       (For Eligible
     Department           Department           Department        Institutions
 PO Box 3301 South       120 Broadway      85 Challenger Road       Only)
Hackensack, NJ 07606      13th Floor       Mail Stop - Reorg
                      New York, NY 10271  Ridgefield Park, NJ
                                                 07660          (201) 296-4293

                           Confirm Receipt of
                              Facsimile by
                               Telephone:

                             (201) 296-4860

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

   The undersigned hereby tenders to B-C Merger Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, receipt of which are hereby acknowledged, Shares of the Company, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares: ___________________     SIGN HERE
                                          Name(s) of Record Holder(s):

Certificate No(s) (if available):


-------------------------------------     -------------------------------------


-------------------------------------     -------------------------------------
                                                     (Please Print)

If Securities will be tendered by
book-entry transfer at The
Depository Trust Company, please
provide Account No.: ________________
                                          Address(es): ________________________

Dated: ______________________________     -------------------------------------
                                                       (Zip Code)

                                          Area Code and Telephone No(s):

                                          -------------------------------------

                                          Signature(s): _______________________

                                          -------------------------------------

                                   GUARANTEE

                    (Not to be used for signature guarantee)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three trading days of the date hereof. A "trading day" is any day on which the New York Stock Exchange is open for business.

Name of Firm: _______________________     Title: ______________________________


-------------------------------------     Name: _______________________________
       (Authorized Signature)                    (Please Print or Type)

Address: ____________________________     Area Code and Telephone No.: ________


-------------------------------------     Dated: ______________________________
             (Zip Code)

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM--CERTIFICATES SHOULD BE SENT
                        WITH YOUR LETTER OF TRANSMITTAL

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